Fiscal 2019 and 2018 results by segment (2) Corporate + Todd Snyder includes revenue and operating results of the Todd Snyder brand, which is not material to disclose as a separate reportable segment. Corporate operating costs represents certain costs that are not directly attributable to another reportable segment. (1) The difference between Total Operating Income and Income before Income Taxes includes interest income, net of $6.2 million in Fiscal 2019 and $3.5 million in Fiscal 2018 and other income, net of $5.7 million in Fiscal 2019 and $4.5 million in Fiscal 2018, which are not allocated to our reportable segments. Exhibit 99.3

Fiscal 2020 q1 – q3 results by segment (2) Corporate + Todd Snyder includes revenue and operating results of the Todd Snyder brand, which is not material to disclose as a separate reportable segment. Corporate operating costs represents certain costs that are not directly attributable to another reportable segment.

Fiscal 2019 q1- q4 results by segment (2) Corporate + Todd Snyder includes revenue and operating results of the Todd Snyder brand, which is not material to disclose as a separate reportable segment. Corporate operating costs represents certain costs that are not directly attributable to another reportable segment.